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Exhibit 3.5

ARTICLES OF INCORPORATION
OF
CORRAL COIN, INC.

        THE UNDERSIGNED, to form a corporation under Chapter 78 of the Nevada Revised Statutes, CERTIFY:

  1.
  NAME:

          The name of the corporation is:

CORRAL COIN, INC.

  2.
  OFFICE:

          The principal office of the corporation in the State of Nevada is to be located at 319 South Third Street, in the City of Las Vegas, County of Clark. The corporation may also maintain an office or offices at such other place or places within or outside of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of Directors and Stockholders held outside of the State of Nevada the same as in the State of Nevada.

  3.
  PURPOSE:

          The nature of the business, or objects, or purposes proposed to be transacted, promoted or carried on by the corporation are:

            (a)   To own and operate a slot machine route for the purpose of placing slot machines in business establishments on a percentage basis;

            (b)   To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America; and

            (c)   To engage in any lawful activity, and specifically, but not in limitation.

  4.
  CAPITAL STOCK:

          The total authorized capital stock of the corporation shall consist of TWO THOUSAND FIVE HUNDRED (2,500) SHARES, without par value.

  5.
  DIRECTORS:

          The members of the governing board of the corporation shall be styled Directors, and the number thereof shall not be less than three. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the corporation, but the number shall not be reduced to less than three. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The names and post office addresses of the first Board of Directors, which shall consist of three persons, and who shall hold office until their successors are duly elected and qualified, are as follows:

NAMES	POST OFFICE ADDRESSES
DON DIGILIO	4416 El Parque Las Vegas, Nevada
DEAN SHENDAL	548 Ellen Way Las Vegas, Nevada
MARLOW CROPPER	4835 Terra Linda Las Vegas, Nevada

  6.
  NON-ASSESSABLE:

          The capital stock of the corporation, after the amount of the subscription price, or par value, has been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

  7.
  STOCK TRANSFER:

          No public offering of any stock or security of this corporation may be made unless such public offering has been first approved by the Nevada Gaming Commission. The sale, assignment, transfer, pledge or other disposition of any stock or security issued by this corporation, if it holds a Nevada State Gaming license, shall be ineffective unless approved in advance by the Nevada Gaming Commission.

          If, at any time, the Nevada Gaming Commission finds that any individual owner of any stock or security of this corporation is unsuitable to continue as a gaming licensee in this State, such owner shall immediately offer such security and/or stock to this corporation for purchase. If this corporation does not purchase any such stock or security, the owner may offer it to other purchasers, subject to prior approval by the Nevada Gaming Commission that may be required or provided by the laws of the State of Nevada and regulations pursuant thereto.

  8.
  INCORPORATORS:

          The name and post office address of each of the incorporators, which are three in number, signing the Articles of Incorporation, are as follows:

NAMES	POST OFFICE ADDRESSES
JANE MORTENSEN	2526 Winterwood Las Vegas, Nevada
BETTY GARRETT	2647 Karen Court, Apt. 31 Las Vegas, Nevada
DOROTHY LOCASTRO	4212 Garden Place Las Vegas, Nevada
  9.
  TERM:

          The corporation shall have perpetual existence.

          EXECUTED this 26th day of December, 1967.

/s/ JANE MORTENSEN JANE MORTENSEN

/s/ BETTY GARRETT BETTY GARRETT

/s/ DOROTHY LOCASTRO DOROTHY LOCASTRO

2

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CORRAL COIN, INC.

        CORRAL COIN, INC. under its corporate seal, in the hands of its duly elected and acting President and Secretary, does hereby certify:

        1.     That at a special meeting of the Board of Directors of this corporation regularly convened at 5441 Paradise Road, No. A110, Las Vegas, Nevada, at 10:00 A.M. on the 15th day of October, 1971, at which meeting there was at all times present and acting a quorum, a resolution was regularly adopted setting forth the amendment herein, and declaring its advisability, and calling a special meeting of stockholders entitled to vote for the consideration thereof, to-wit:

    RESOLVED: That it is deemed advisable in the judgment of this Board of Directors, that Article 5 be amended to read as follows:

    5.    DIRECTORS:

    The members of the governing board of the corporation shall be styled Directors, and pursuant to NRS 78.115, so long as there is one stockholder, the number of directors shall be one or more. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation, but the number shall not be reduced to less than one. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The names and post office addresses of the Board of Directors, which shall consist of two persons, and who shall hold office until their successors are duly elected and qualified, are as follows:

Name:	Post Office Address:
Dean Shendal	548 Ellen Way Las Vegas, Nevada
Marlow Cropper	4835 Terra Linda Las Vegas, Nevada

    FURTHER RESOLVED: That a special meeting of the stockholders of this corporation is hereby called to be held at 5441 Paradise Road, No. A110, Las Vegas, Nevada, at 10:00 A.M. on the 29th day of October, 1971, for the purpose of acting upon this amendment, of which meeting written notice is hereby directed to be given to all stockholders having voting power in the manner and for the period of time prescribed by NRS 78.370 and the By-Laws of the corporation, unless waiver of the notice is obtained from all stockholders;

    FURTHER RESOLVED: That if, at such meeting of stockholders, or any adjournment thereof, the holders of stock entitled to exercise a majority of all the voting power shall by resolution consent that the amendment shall take place; or in the event that stockholders having one hundred per cent of the voting power shall consent in writing to the amendment then the President and Secretary shall, and they are hereby authorized and directed to make, execute under corporate seal and file in the office of the Secretary of State of the State of Nevada, the certificate required by law to be filed therein, and to do any and all other things necessary or desirable to effect the amendment to the Articles of Incorporation of this corporation.

        2.     That pursuant to said resolution, and as required by NRS 78.370 notice of the meeting thus called was given to, or has been duly waived in writing by, all stockholders of record of the corporation having voting power; and it having been possible to secure the written consent of one hundred per cent of such voting power to the proposed amendment to the Articles of Incorporation, the stockholders' meeting, called by said resolution of the directors, has not been and will not be held.

        That the said written consent of stockholders to the amendment to Article 5 of the Articles of Incorporation is filed herewith and made a part hereof.

        That at the time of said consent there were issued and outstanding the following number of shares of authorized capital stock of the corporation having voting power: 2,000.

        That the signatures on the attached consent were, at the date thereof, the holders of record of the number of shares having voting power as set opposite their respective signatures; that the signatures to such consent are the signatures of such stockholders and that the voting power represented by the number of shares held by the signors of such consent is at least nine-tenths of such voting power. That the names and residence addresses of the present officers and directors of the corporation are as follows:

DEAN SHENDAL, President and one of two members of the Board of Directors, 548 Ellen Way, Las Vegas, Nevada; and

MARLOW CROPPER, Secretary-Treasurer and one of two members of the Board of Directors, 4835 Terra Linda, Las Vegas, Nevada.

        DATED this 15 day of October, 1971.

CORRAL COIN, INC.

BY /s/ DEAN SHENDAL DEAN SHENDAL, President

BY /s/ MARLOW CROPPER MARLOW CROPPER, Secretary-Treasurer

2

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
CORRAL COIN, INC.

        The undersigned hereby certify as follows:

        1.     That they are the President and Secretary of Corral United, Inc.

        2.     That the Articles of Incorporation were filed in the Office of the Secretary of State, State of Nevada, on the 26th day of January, 1972, and in the Office of the Washoe County Clerk on the 1st day of April, 1986.

        3.     That the stockholder of the corporation has consented and agreed pursuant to NRS 78.320 to amend the Articles of Incorporation as set forth in Paragraph 4 below.

        4.     That the following resolution was unanimously adopted by the consent of all of the directors on April 27, 1987:

ARTICLE X

          Directors and officers of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (ii) the payment of dividends in violation of the provisions of Chapter 78 of the Nevada Revised Statutes. If Chapter 78 of the Nevada Revised Statutes is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of an officer or director of the corporation shall be eliminated or limited to the full extent permitted by Chapter 8 of the Nevada Revised Statutes, as so amended.

          Each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the full extent permitted by Chapter 78 of the Nevada Revised Statutes against any liability, cost or expense asserted against such director or officer and incurred by such director or officer by reason of the fact that such person is or was a director or officer. The expenses of officers and directors, past or present, incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

          Any repeal or modification of all or any portion of the provisions of this Article by the stockholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation existing at the time of such repeal or modification.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to Articles of Incorporation this 12th day of May, 1987.

/s/ J. EMMETT SULLIVAN J. EMMETT SULLIVAN, President

/s/ BENJAMIN F. MARTELLO BENJAMIN F. MARTELLO, Secretary

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  Exhibit 3.5